                                                                     EXHIBIT 4.3

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR WITH ANY SECURITIES COMMISSION OF ANY STATE UNDER ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THOSE SECURITIES LAWS.

                                800-U.S. SEARCH

No.N-1                                                   Los Angeles, California
January 7, 1999                                                 Up to $5,500,000


            10% CONVERTIBLE SUBORDINATED NOTES DUE DECEMBER 31,1999

     800-U.S. SEARCH, a California corporation (the "Company"), for value received, hereby promises to pay to THE KUSHNER-LOCKE COMPANY or permitted registered assigns (the "Holder") on the earlier of (i) December 31, 1999 or
(ii) 5:00 p.m., California time, on the date one day after the date the Company consummates a private placement or any other sale of its capital stock raising gross proceeds of at least $10 million (the earlier date being referred to as the "Maturity Date"), the aggregate unpaid principal balance of loans made by Holder to the Company from time to time hereunder as set forth on Schedule A attached hereto up to $5,500,000 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on the outstanding principal sum hereof at the rate of ten percent (10%) per annum calculated from the date of each advance hereunder until the Maturity Date or, if earlier, the date the Company's obligation with respect to the payment of such principal sum shall be discharged as herein provided. The principal amount of this 10% Convertible Subordinated Note Due December 31, 1999 (the "Note"), and all accrued and unpaid interest due hereunder, shall be payable on the Maturity Date to the Holder hereof at the office of the Company as hereinafter set forth. In the event that for any reason whatsoever any interest or other consideration payable with respect to this Note shall be deemed to be usurious by a court of competent jurisdiction under the laws of the State of California or the laws of any other applicable state governing the repayment hereof, then so much of such interest or other consideration as shall be deemed to be usurious shall be held by the Holder as security for the repayment of the principal amount hereof and shall otherwise be waived. In no event shall any interest be due until the Maturity Date.

     1. PREPAYMENT. The principal amount of this Note may be prepaid by the Company, in whole or in part without premium or penalty, at any time, upon at least ten (10) days prior written notice; provided, however, that any accrued and unpaid interest on the amount, if any, of principal prepaid shall be due and payable at the time of such prepayment. Upon any prepayment of the entire principal amount of this Note, all accrued and unpaid, interest shall be paid to the Holder on the date of prepayment.

                                       1.

     2.   CONVERSION RIGHT.

          (A) The Holder hereof is entitled at any time and from time to time on or prior to the date that either (i) all obligations under this Note are paid in full or (ii) the Company consummates an initial public offering of its Common Stock (an "IPO") to convert all or any portion of the outstanding principal and interest on this Note into duly and validly issued, fully paid and nonassessable shares (the "Conversion Shares") of the Company's common stock, no par value (the "Common Stock") at a conversion price equal to $2,000 of principal amount of, and/or accrued and unpaid interest amount on, the Note for each share of Common Stock (the "Conversion Price"). The Conversion Shares shall be issued as soon as practicable after the receipt by the Company of a written request of conversion of the Holder hereof in substantially the form attached hereto as Exhibit "A" and the delivery to the Company of this Note. The Company will deliver, at such time, a replacement Note evidencing any then outstanding principal amount of the Note not converted. Any conversion request with respect to this Note shall be effective upon receipt by the Company at any time prior to the date set for any prepayment of this Note. The Holder shall provide the Company with at least five (5) days prior notice if it elects to convert the Note pursuant to this Section 2(a).

          (B) The Company shall not be required to issue fractional shares of Common Stock on the conversion of this Note, provided, however, that if the Holder converts this Note in full, any fractional shares of Common Stock shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock.

          (C) Upon the consummation of an IPO, the outstanding principal of and interest on this Note shall be converted automatically, without any other action on behalf of the Holder hereof, into shares of Common Stock based upon the Conversion Price then in effect. Such conversion shall occur immediately upon the consummation of the IPO and upon such conversion, the principal balance of this Note (and any accrued and unpaid interest thereon) which has been so convened shall be deemed to have been paid in full.

     3.   ADJUSTMENTS OF CONVERSION PRICE AND NUMBER OF CONVERSION SHARE.

          (A) ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Conversion Price pursuant to the provisions of this Section 3, the number of Conversion Shares issuable upon the conversion of this Note shall be adjusted, subject to subparagraph 3(c), to the nearest full whole number by multiplying a number equal to the Conversion Price in effect immediately prior to such adjustment by the number of Conversion Shares issuable upon conversion of this
Note immediately prior to such adjustment and dividing the product so obtained by the then adjusted Conversion Price.

          (B) RECLASSIFICATION, CONSOLIDATION, MERGER, ETC. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in

                                       2.

the case of a sale or conveyance to another corporation of the assets or property of the Company as an entirety or substantially as an entirety, the Holder shall thereafter have the right, upon conversion of this Note, to receive the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if such Holder were the owner of the shares of Common Stock underlying this Note immediately prior to any such events.

     Upon the consummation of any sale of all or substantially all of the assets of the Company to, or consolidation with or merger of the Company into, any person or entity (other than a merger which has, as one of its purposes or effects, the reincorporation of the Company), all conversion rights (but not repayment rights) under this Note shall terminate other than the right of the Holder of this Note to receive the consideration such Holder would have received if it had converted immediately prior to such sale, consolidation or merger.

          (C) DIVIDENDS AND OTHER DISTRIBUTIONS WITH RESPECT TO OUTSTANDING SECURITIES. In the event that the Company shall at any time after the date hereof and prior to the conversion or payment of this Note in full declare a dividend (other than a dividend consisting solely of a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to all of the holders of Common Stock any monies, assets, property, rights, evidences of indebtedness, securities (other than such a cash dividend or distribution), whether issued by the Company or by another person or entity, or any other thing of value, the Holder of the unconverted Note shall thereafter be entitled, in addition to the Conversion Shares or other securities receivable upon the conversion thereof, to receive, upon the conversion of this Note, the same monies, assets, property, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Holder were the owner of the Conversion Shares at the time of such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 3(d).

          (D) SUBSCRIPTION RIGHTS FOR SHARES OF COMMON STOCK. In case the Company shall at any time after the date hereof and prior to the conversion or payment of this Note in full issue to all the holders of Common Stock of the Company any rights to subscribe for shares of Common Stock of the Company, the Holder of the unconverted Note shall be entitled, in addition to the shares of Common Stock receivable upon the conversion of this Note, to receive such rights at the time such rights are distributed to the other shareholders of the Company but only to the extent of the number of shares of Common Stock, if any, for which this Note remains convertible. Notwithstanding anything contained herein to the contrary, the provisions set forth in this Section 3(d) shall not be interpreted as applying to options or similar stock purchase rights granted to Eligible Persons (as defined in the Company's Amended and Restated 1998 Stock Incentive Plan (the "Plan")) or Non-Employee Directors (as defined in the Company's 1999 Non-Employee Directors' Stock Option Plan (the "Director Plan")) pursuant to the Plan or the Director Plan.

          (E) NOTICE IN EVENT OF DISSOLUTION. In case of the dissolution, liquidation or winding-up of the Company, all rights to convert this Note shall terminate on a date fixed by the Company, such date to be no earlier than ten
(10) days prior to the effectiveness of such dissolution, liquidation or winding-up and not later than five (5) days prior to such effectiveness.

                                       3.

Notice of such termination of conversion rights shall be given to the last registered Holder of this Note, as the same shall appear on the books and records of the company, by registered mail at least thirty (30) days prior to such termination date.

          (F) COMPUTATIONS. The Company may retain a firm of independent public accountants (who may be any such firm regularly employed by the Company) to make any computation required under this Section 3, and any certificate setting forth such computation signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 3 absent manifest error which can only be corrected by such independent public accountants. In addition, the Chief Financial Officer of the Company may make any computations required by this Section 3 and any certificate setting forth such computation signed by the Chief Financial Officer of the Company shall be conclusive evidence of the correctness of any computation made under this Section 3 absent manifest error.

          (G) SUBDIVISION AND COMBINATION. If the Company shall at any time after the date hereof subdivide (whether by stock split or otherwise) or combine (whether by reverse stock split or otherwise) the outstanding shares of Common Stock, the Conversion Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

     4.   COVENANTS OF COMPANY.

          (A) The Company covenants and agrees that, so long as this Note shall be outstanding, it will:

               (I) Promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become a lien upon the Company's assets or property, as well as all lawful claims for labor, materials and supplies which, if unpaid, would become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside, as required by the Company's certified public accountants, on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested;

               (II) Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company;

               (III) At all times maintain preserve, protect and keep its material property used and useful in the conduct of its business so that the business carried on in connection therewith may be properly and advantageously conducted in the ordinary course at all times except as may be sold, retired or replaced in the normal course of conducting its business consistent with good business practice;

               (IV) Keep adequately insured by what it reasonably believes are financially sound and responsible insurers, all material property of a character and such other

                                       4.

insurance as prudently and customarily insured by similarly situated corporations engaged in the business in which the Company is engaged; and

               (V) At all times keep true and correct books, records and accounts.

          (B) The Company covenants and agrees that all Common Stock issuable upon the conversion of this Note will, upon issuance thereof in accordance with the terms hereof, be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the holder thereof by reason of being such a holder, other than as provided at law.

          (C) The Company covenants and agrees that so long as all or any portion of this Note remains outstanding, the Company will at all times have authorized and reserved a sufficient 'number of shares of Common Stock to provide for the conversion of this Note into Common Stock.

     5.   SUBORDINATION.

          (A) The Company, for its successors and assigns, covenants and agrees, and the holder of this Note by its acceptance hereof likewise covenants and agrees that this Note and all amounts payable hereunder (the "Subordinated
                                                                  ------------
Debt") shall be subordinated, in the manner and to the extent set forth in this
----
Section 5, to the prior payment or other discharge in full of all Senior Debt (as hereinafter defined) as follows:

               (I) In the event of insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for the benefit of creditors or other similar proceedings in connection therewith, relative to the Company or to all or a substantial part of the property of the Company, or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of the Company, whether or not involving insolvency or bankruptcy (each, an "Insolvency Proceeding"), then
           ---------------------

                    (1) the holder of this Note shall not be entitled to receive from the Company any further payment on account of principal of or interest on this Note unless and until the Senior Debt shall have been paid in full or otherwise discharged or such proceedings have been dismissed or terminated, and to that end, unless and until the Senior Debt shall have been paid in full or otherwise discharged or such proceedings have been dismissed or terminated, the holders of Senior Debt (the "Senior Debtholders") shall be
                                             ------------------
entitled to receive, whether from the holder of this Note or otherwise, for application in payment of the Senior Debt any payment or distribution of any kind or character, whether in cash, securities or other property, which is paid or delivered or which may be payable or deliverable on or with respect to this
Note in any such Insolvency Proceeding, and the holder of this Note shall hold any such payments or distributions made to it in trust for the Senior Debtholders; and

                    (2) any Senior Debtholder is hereby irrevocably authorized and empowered (in its own name or in the name of the holder of this Note or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution otherwise payable to the holder of this Note following and during the continuance of an Insolvency Proceeding and give acquittance therefor, and to file claims and proofs of claim and

                                       5.

take such other action as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of any of the Senior Debtholders under this Note.

               (II) In the event that the Senior Debt is declared due and payable prior to its stated maturity by reason of the occurrence of an event of default with respect thereto, written notice of such acceleration is provided to the Holder hereof and such acceleration is not rescinded, or in the event that a default in payment of principal of or interest on the Senior Debt occurs, written notice of such payment default is provided to the Holder hereof and such payment default is not cured or waived, in each case under circumstances when the provisions of the foregoing Section 5(a)(i) are not applicable, then all principal of and interest on all Senior Debt which is due and payable (whether by acceleration or otherwise) shall first be paid in full before any payment on account of principal or interest is made upon this Note, and to that end, so long as such acceleration or default continues and until the Senior Debt shall have been paid in full or otherwise discharged, the Senior Debtholders shall be entitled to receive, whether from the holder of this Note or otherwise, for application in payment of the Senior Debt any payment or distribution of any kind or character, whether in cash, securities or other property, which is paid or delivered or which may be payable or deliverable on or with respect to this Note after the occurrence of such acceleration or default and the provision of notice thereof to the Holder hereof, and the Holder hereof shall hold any such payments or distributions made to it in trust for the Senior Debtholders. The Company agrees to notify the Holder as soon as practicable after its occurrence of the rescission of any acceleration or the cure or waiver of any default covered by this subsection (ii).

               (III) If an event of default occurs under the Senior Debt and the holders of Senior Debt give to the Company and the Holder hereof a written notice requesting that no payment or distribution be made on or with respect to this Note (a "Payment Blockage Notice"), thereafter, unless such event of default shall have been cured or waived or shall have ceased to exist or unless the Senior Debt shall have been paid in full or otherwise discharged, the Company shall refrain from making any payments of interest on or principal of this Note until the earliest to occur of (A) the commencement of any Insolvency Proceeding, (B) the cure, waiver or cessation of such event of default, (C) the Maturity Date, (D) payment in full or other discharge of the Senior Debt or (E) the passage of 179 days after the Payment Blockage Notice is received by the Company.

               (IV) The Senior Debtholders are hereby authorized to demand specific performance of this Note, whether or not the Company shall have complied with any of the provisions hereof applicable to it, at any time when the holder of this Note shall have failed to comply with any of the provisions of this Section 5(a). The holder of this Note hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance set forth in this Section 5(a).

               (V) The Holder shall not have or claim any lien or security interest, mortgage or other charge in or on any property or assets of the Company pursuant to this Note, whether now or hereafter existing, except in furtherance of the execution or levy upon any judgment which the Holder is permitted to obtain hereunder and, in all such cases, subject to the provisions of this Note.

                                       6.

               (VI) The Holder hereby agrees, with respect to the Senior Debt, that the Company and the Senior Debtholders may agree to amend, waive, supplement or otherwise modify the terms or conditions of any of the Senior Debt, and the Senior Debtholders (or any portion of them) may grant extensions of the time of payment or performance of and make compromises in respect of, any or all of the Senior Debt (including, without limitation, releases of collateral of, and settlements with, the Company) and the agreements, instruments and other documents related thereto, in each case without the consent of the Holder and without affecting any of the agreements or obligations of the Holder or the Company contained in this Section 5(a). Without the necessity of any reservation of rights against or any notice to or assent by the Holder, any demand for payment of any of the Senior Debt may be rescinded, in whole or in part, and any of the Senior Debt may be continued or extended, and the Senior Debtholders may exercise or refrain from exercising any rights and remedies against the Company and the collateral therefor, all without impairing, abridging, releasing or affecting the subordination provisions or any of the other agreements or obligations of the Holder or the Company contained in this Note. Nothing in this Note shall be construed to create or impose upon the Senior Debtholders or any of the other Senior Debtholders any fiduciary duty to the Holder or any other implied obligation to act or refrain from acting with respect to the Company or with respect to any of the Senior Debt in any manner that is contrary to what the Senior Debtholders may determine from time to time is in its or their own interests.

               (VII) The Holder agrees that if, prior to the Maturity Date, there exists any payment default under any Senior Debt, such Holder will not take, sue for, ask or demand from the Company payment of all or any of the Subordinated Debt or commence, or join with any creditor other than the Senior Debtholders in commencing, or directly or indirectly cause the Company to commence, or assist the Company in commencing, any Insolvency Proceedings against the Company unless and until any of the Senior Debt is accelerated. If the Holder, in contravention of this Section 5(a)(vii), shall commence, prosecute or participate in any of the proceedings mentioned in this Section 5(a)(vii), then the Senior Debtholders may intervene and interpose as a defense or plea the making of this Section 5(a)(vii) in its name or the name of the Company.

          (B) Except as specified in Section 5(a) above, in no event shall the Holder be required to refund any amounts paid to it, and the Holder shall be entitled to be paid as agreed and collect any sums due it by any lawful means; provided, however, that any payments made to the Holder in violation of the provisions of this Section 5 shall be deemed to be payments in trust for the account of the Senior Debtholders, and any such amounts shall be promptly paid over by such Holder to the Company for application to the Senior Debt. If the holder receives any payment which the holder is required to pay over to the Senior Debtholders under this Section 5, the Holder may, at his option, deposit such amount into the registry of any court and allow such court to determine the proper allocation of the payment among the Senior Debtholders.

          (C) The provisions of this Section 5 are for the purpose of defining the relative rights of the Senior Debtholders on the one hand, and the Holder on the other hand, against the Company and its properties. The provisions of this
Section 5 may be enforced by the Senior Debtholders directly against the Holder and the Company. No Senior Debtholder shall be prejudiced in the right to enforce subordination of this Note by any act or failure to act by the Company or anyone in custody of its assets or property. Nothing herein shall impair, as among

                                       7.

the Company and the Holder, the obligation of the Company, which is unconditional and absolute, to pay to the Holder hereof the principal hereof and interest hereon in accordance with the terms and provisions hereof, nor shall anything herein prevent the Holder from exercising all remedies otherwise permitted by applicable law hereunder upon default under this Note, subject, however, to the provisions of this Section 5. In addition, nothing contained in this Section 5 shall impair any rights the Holder hereof may have pursuant to any other agreement.

          (D) After all Senior Debt of the Company is paid in full and until this Note is paid in full, the Holder shall be subrogated to the rights of holders of Senior Debt of the Company to receive distributions applicable to Senior Debt of the Company to the extent that distributions otherwise payable to the Holder have been applied to the payment of Senior Debt. A distribution made under this Section 5 to holders of Senior Debt that otherwise would have been made to the Holder is not, as between the Company and the Holder, a payment by the Company on this Note.

          (E)  As used herein, "SENIOR DEBT" shall mean (i) all indebtedness of
                                -----------
the Company and/or its subsidiaries, without duplication, whether outstanding on the date hereof or hereafter created (including all principal, interest, fees and expenses) owed to any bank or other financial institution for (A) money borrowed by, or purchase money obligations of, the Company and/or its subsidiaries or (B) guarantees by the Company and/or its subsidiaries of money borrowed or purchase money obligations, and (ii) all deferrals, renewals, extensions, refinancings and refundings of, and amendments, modifications and supplements to, any such indebtedness, unless by the terms of the instrument creating or evidencing any such indebtedness referred to in this Section 5(e) it is expressly provided that such indebtedness is not superior in right of payment to this Note. "Senior Debt" includes interest that accrues on any such indebtedness after the commencement of any case or proceeding relating to the bankruptcy or insolvency of the Company (whether or not such interest is allowed or allowable as a claim in such case or proceeding). Notwithstanding the foregoing, "Senior Debt" shall in no event include any obligations in connection with that certain Loan Agreement, dated as of February 27, 1998, between Comerica-Bank California ("Comerica") and the Company (the "Loan Agreement").

          (F) The Company for its successors and assigns, covenants and agrees, and the holder of this Note by its acceptance hereof likewise covenants and agrees that the Subordinated Debt shall be further subordinated to the obligations under the Loan Agreement as set forth under that certain Subordination Agreement, dated as of February 27, 1998, between The Kushner-Locke Company and Comerica.

     6.   REGISTRATION RIGHTS.

          (A)  PIGGYBACK REGISTRATION.

               (I) If the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holder) any of its Common Stock under the Act in connection with a public offering of such securities from time to time solely for cash (other than a registration relating to the sale of securities to participants in a Company stock or similar plan or arrangement for which securities are registered on a Form S-8

                                       8.

or any successor or similar form, or a registration on Form S-4, or any successor or similar form or any registration of stock issuable upon a reclassification, a business combination or acquisition, an exchange of securities or an exchange offer for securities of the Company or another entity), the Company shall, at such time, promptly give the Holder written notice of such registration. Upon the written request of the Holder received by the Company within ten (10) days after the date of the Company's notice to the Holder, which request shall state the intended method of disposition of such shares by the Holder, the Company shall use its reasonable best efforts to cause to be registered under the Act all of the Conversion Shares issuable upon conversion of this Note (the "Registrable Securities") that the Holder has properly requested to be registered (a "Piggyback Registration").

               (II) In the case of a Piggyback Registration on an underwritten public offering by the Company, if the managing underwriter reasonably determines and advises the Company in writing that the inclusion in the registration statement of all Registrable Securities proposed to be included would materially interfere with the successful marketing of the securities proposed to be registered by the Company, then such managing underwriter shall determine the number of such Registrable Securities to be included in such registration statement and the number of securities that may be included in such registration statement shall be allocated (1) first, to the Company, (2) second, to the Holder (or Holders on a pro rata basis if there are more than one Holder at such time), and (3) third, to the extent all Registrable Securities have been included in such registration statement, to any other shareholder of the Company (other than Holder(s)) on a pro rata basis.

               (III) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 6(a) prior to the effectiveness thereof whether or not any Holder has decided to include Registrable Securities in such registration; provided, however, that any reinstatement of such registration or new registration shall be subject to the provisions of this Section 6(a).

          (B)  DEMAND REGISTRATION.

               (I) The Company agrees that the Holder (or Holders of a majority or more of the Registrable Securities if there are more than one Holder at such time) shall have the right, once but not more than once (subject to the last sentence of this Section 6(b)(i)), beginning on the one-year anniversary of the date the Company consummates its initial public offering of Common Stock, upon written notice to the Company, to require that the Company prepare and promptly file with the Securities and Exchange Commission (the "SEC") a registration statement, as may be required or permitted under the Act, in connection with the public offering, on a time-to-time basis or otherwise, of any or all of the then outstanding Registrable Securities, at the Holder's election (or the election of Holders of not less than 50% of the then outstanding Registrable Securities in the event there are more than one Holders at the time of such initial notice). In connection therewith, the Company shall be obligated to prepare and file such registration statement, on Form S-3 if such form is available, within 45 days of receipt of any such initial notice and shall be further obligated to use its reasonable best efforts, including the filing of any amendments or supplements thereto, to have any such registration statement declared effective under the Act and the rules and regulations promulgated thereunder as soon as practicable after the filing date thereof. The Company shall also use its reasonable best efforts to

                                       9.

keep any such registration statement, and the accompanying prospectus, effective and current under the Act at its expense for a period of at least one year after the Holder or Holders of Registrable Securities, as applicable, are permitted without restrictions, whether contractually or otherwise, to sell Registrable Securities or such earlier period of the Holder or Holders, as applicable, have completed the distribution of all Registrable Securities under such registration statement. If the Company does not have such registration statement declared effective, or if it is declared effective but is not kept so effective and current, Holder shall not be deemed to have exercised its rights under this
Section 6(b)(i).

               (II) To the extent reasonably requested by the managing underwriter of an underwritten offering by the Company covered by such registration statement, the Holder will enter into an underwriting agreement in a reasonable and customary form, with the managing underwriter which may include deferring the sale of Registrable Securities for a period of up to one hundred eighty (180) days after the effective date of the registration statement, provided that any selling shareholders (other than the Holders) of the Company who also have shares included in the registration statement will also defer their sales for a similar period.

               (III) The Company shall not be required to effect a registration pursuant to this Section 6(b) during the one hundred twenty (120) day period referred to in this Section 6(b)(iii), if the Company shall furnish to Holder (or Holders, as the case may be) requesting a registration stateroom pursuant to this Section 6(b), a certificate signed by the Chairman of the Board stating that the Board of Directors of the Company has determined in its good faith judgment that it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the registration set forth above; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

          (C) The Company will pay all Registration Expenses (as defined below) incurred in connection with the Company's registration obligations pursuant to this Note, other than underwriting discounts and commissions in connection with the Registrable Securities. "Registration Expenses" shall consist of all expenses incurred or incidental to the Company's performance of or compliance with Section 6(a) and (b) hereof and the reasonable fees and disbursements of one counsel per registration retained by the record owners of Registrable Securities then being registered. Registration Expenses shall include, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of such securities on each securities exchange (or NASDAQ) on which similar securities issued by the Company are then listed, all fees payable to the National Association of Securities Dealers, Inc. and fees and disbursements of counsel for the Company and of its independent certified public accountants (including the expenses of any special audit or "comfort" letters required by or incident to such performance), securities acts liabilities insurance and the reasonable fees and expenses of any special experts retained by the Company in connection with any registration of Registrable Securities.

                                      10.

     7.   INDEMNIFICATION; CONTRIBUTION.

          (A) Whenever pursuant to Section 6 a registration statement relating to any Registrable Securities is filed under the Act, amended or supplemented, the Company will (i) indemnify and hold harmless each Holder of the Registrable Securities covered by such registration statement, amendment or supplement (such Holder hereinafter referred to as the "Distributing Holder"), each person, if any, who controls (within the meaning of the Act) the Distributing Holder, each officer, employee, agent or partner of the Distributing Holder, each underwriter (within the meaning of the Act) of such securities, each person, if any, who controls (within the meaning of the Act) any such underwriter and each officer, employee, agent or partner of such underwriter, if applicable, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such underwriter or any such other person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; and (ii) reimburse the Distributing Holder, such underwriter or any such other person for any expenses reasonably incurred by the Distributing Holder, such underwriter or any such other person in connection with investigating or defending any such losses, claims, damages, liabilities or actions; provided, however, that the Company will not be liable in any such case to the extent that (A) any such losses, claims, damages, or liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said prospectus or said amendment or supplement in reliance upon and in conformity with information furnished in writing by such Distributing Holder, any other Distributing Holder or any such underwriter for use in the preparation thereof, or (B) such losses, claims, damages or liabilities arise out of or are based upon any actual or alleged untrue statement or actual or alleged omission made in or from any registration statement or prospectus, but corrected in any subsequent registration statement or prospectus, as amended or supplemented, to the extent such losses, claims, damages or liabilities arose after the date such corrected registration statement or prospectus was filed with the SEC and delivered to the applicable Distributing Holder for use in connection with the sale of Common Stock.

          (B) Whenever pursuant to Section 6 a registration statement relating to the Registrable Securities is filed under the Act, amended or supplemented, the Distributing Holder will (i) indemnify and hold harmless the Company, each of its directors and officers who have signed said registration statement or such amendments or supplements thereto, each underwriter (within the meaning of the Act), each person, if any, who controls (within the meaning of the Act) the Company or any such underwriter and each officer, employee, agent or partner of such underwriter against any losses, claims, damages or liabilities, joint or several, to which the Company, any such underwriter or any such other person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any prospectus constituting a part thereof, or any amendment or supplement thereto, or arise out of or are based upon the omission or the

                                      11.

alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished in writing by such Distributing Holder for use in the preparation thereof; and (ii) reimburse the Company, such underwriter or any such other person for any expenses reasonably incurred by them in connection with investigating or defending any such losses, claims, damages, liabilities or actions.

          (C) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent prejudiced by such omission.

          (D) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action with counsel reasonably satisfactory to such indemnified party; provided, however, that, the indemnifying party shall not have the right to assume the defense of such action if the indemnified party shall have been advised by counsel that there are one or more legal or equitable defenses available to them which are different from or in addition to those available to the indemnifying party, or, in the reasonable opinion of counsel to the indemnified party, counsel for the indemnifying party could not adequately represent the interests of the indemnified party because such interests could reasonably be expected to conflict with those of the indemnifying party. If the indemnifying party is not entitled to assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel, and appropriate local counsel, for the indemnified party with respect to such claim.

          (E)  CONTRIBUTION.

               (I) If the indemnification provided for in this Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute (on the basis of relative fault) to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities. The relative fault of such indemnifying and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement or a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or

                                      12.

proceeding. Notwithstanding the provisions of this Section 7(e)(i), in no case shall any seller of Registrable Securities be liable or responsible for any amount in excess of the net proceeds received by such seller from the sale of the Registrable Securities of such seller which are included in any registration statement contemplated by this Note.

               (II) No person guilty of fraudulent misrepresentation (within the meaning of Section 1l(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8.   EVENTS OF DEFAULT

          (A) This Note shall become due and payable immediately upon any of the following events, herein called "Events of Default":

               (I) Default in the payment of the principal or accrued interest on this Note, when and as the same shall become due and payable, whether by acceleration or otherwise, and in the case of an interest payment, such Default shall have continued for a period of fifteen (15) business days;

               (II) Default in the due observance or performance of any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof, if such default shall continue uncured for ten (10) days after written notice, specifying such default, shall have been given to the Company by the Holder; provided, however, that no such default in the due observance or performance of any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof shall be an Event of Default if such failure is capable of being cured for so long as the Company is diligently working toward curing such default (but in no event longer than twenty (20) days after the written notice of such failure is given to the Company);

               (III) Application for, or consent to, the appointment of a receiver, trustee, liquidator, custodian or similar person or entity for the Company or of its property or any other relief under any Bankruptcy Law;

               (IV) Admission in writing of the Company's inability to pay its debts as they mature;

               (V) General assignment by the Company for the benefit of creditors;

               (VI) Filing by the Company of a voluntary case or petition in bankruptcy, insolvency, reorganization or similar law now or hereafter in effect or a case, petition or an answer seeking reorganization, or a similar arrangement with creditors;

               (VII) Entering against the Company of a court order approving a petition filed against it under any Bankruptcy Law, which order shall not have been vacated or set aside or otherwise terminated within 60 days of its entry; or

               (VIII) Acceleration of, or failure to pay when due upon maturity, any indebtedness for money borrowed by the Company as to which the Company has at least

                                      13.

$250,000 in aggregate principal amount of indebtedness outstanding which acceleration is not rescinded or annulled or which failure is not cured within thirty (30) days after notice of acceleration or after such failure, as the case may be, is received by the Company.

          (B) The Company agrees that it shall give notice to the Holder at his, her, or its registered address by certified mail of the occurrence of any Event of Default within fifteen (15) business days after it becomes aware that such Event of Default shall have occurred.

          (C) In case any one or more of the Events of Default specified above shall happen and be continuing, the Holder may proceed to protect and enforce his, her or its right by suit in the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note or may proceed to enforce the payment of this Note or to enforce any other legal or equitable rights as such Holder may have.

     9.   MISCELLANEOUS.

          (A) This Note has been issued by the Company pursuant to authorization of the Board of Directors of the Company.

          (B) The Company may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected, subject to the immediately succeeding sentence, by any notice to the contrary. Subject to the limitations herein stated, the registered owner of this Note shall have the right to transfer this Note by assignment, and the transferee thereof shall, upon his registration as owner of this Note, become vested with all the powers, rights and obligations of the transferor. Registration of any new owners shall take place, subject to Section 1 hereof, upon presentation of this Note to the Company at its principal offices, together with a duly authenticated assignment substantially in the form attached hereto as Exhibit "B." In case of transfer by operation of law, the transferee agrees to notify the Company of such transfer and of his, her or its address, and to submit appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Company by the holder hereof, in person or by attorney, on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of this Note not submitted to the Company for registration at the time of sending the communication.

          (C) Payment of principal of, and interest on, this Note shall be made to the registered owner of this Note upon presentation of this Note on or after maturity. No interest shall be due on this Note for such period of time that may elapse between the maturity of this Note and its presentation for payment.

          (D) Except as specifically set forth herein and except upon the delivery of a proper written request of conversion pursuant to Section 2 hereof, the Holder shall not, by virtue, hereof, be entitled to any rights of a shareholder in the Company, whether at law or in equity, and the rights of the Holder are limited to those expressed in this Note.

          (E) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction)

                                      14.

of indemnification or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Note, if mutilated, the Company shall execute and deliver a new Note of like tenor and date.

          (F) This Note shall be construed and enforced in accordance with the laws of the State of California, without giving effect to the conflicts of law principles thereof or the actual domicile of the parties. The Company and the Holder hereby consent to the jurisdiction of the courts of the State of California and the United States District Courts situated therein in connection with any action concerning the provisions of this Note.

          (G) The Company shall pay all costs and expenses incurred by the Holder to enforce any of the provisions of this Note, including reasonable attorneys' fees and other reasonable expenses of collection.

          (H) All notices, requests and other communications under this Note shall be in writing and shall be deemed to have been delivered on the third Business Day after having been deposited in the U.S. mail, registered or certified, postage prepaid; the first Business Day after having been sent by recognized overnight courier; or when personally delivered; and, in each case, addressed to the respective parties at the addresses stated below or to such other changed addresses that the parties may have fixed by notice in accordance herewith. The term "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the City of Los Angeles, California are authorized by law, regulation or executive order to remain closed.

               If to a Holder:     The address of such Holder as shown on the
                                   books of the Company.

               If to the Company:  800-U.S. Search
                                   9701 Wilshire Boulevard, Suite 700
                                   Beverly Hills, California 90212
                                   Attention:  Corporate Secretary
                                   Telephone: (310) 553-7000
                                   Facsimile: (310) 786-8349

                                      15.

     IN WITNESS WHEREOF 800-U.S. SEARCH has caused this Note to be signed in its name by its President as of the date first above written.

                              800-U.S. SEARCH

                              By: /s/ Peter Locke
                                 ---------------------------
                                 Peter Locke
                                 President

                                   EXHIBIT A

                                CONVERSION FORM

 (To be executed by the registered Holder desiring to convert the Note or any portion thereof)

TO:  800-U.S. SEARCH

     The undersigned hereby irrevocably exercises the option to convert $___________ of aggregate principal amount of 10% Convertible Subordinated Notes due December 31, 1999 (the "Notes") into shares of common stock, no par value (the "Common Stock"), of 800-U.S. Search, a California corporation (the "Company"), in accordance with the conditions and provisions of said Note. The undersigned hereby delivers, with a copy of this notice, the Note to the Company for cancellation and, as applicable, the issuance of a replacement Note or Notes for any portion of the Note delivered not being converted.

     The undersigned agrees not to offer, sell, transfer, pledge, assign or otherwise dispose of any of such Common Stock, except in compliance with federal and state securities laws, and consents that the following legend shall be affixed to the certificates evidencing the Common Stock to be issued upon such conversion if such legend is applicable:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR WITH ANY SECURITIES COMMISSION OF ANY STATE UNDER ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THOSE SECURITIES LAWS.

     The undersigned directs that a certificate evidencing the number of shares of Common Stock as to which this Conversion Form is applicable, together with a check in payment for any fractional share, be issued, pursuant to the Note, in the name of the registered holder and delivered to the undersigned at the address set forth below:

Dated:


________________________________________________________________________________
                        Signature of Registered Holder


________________________________________________________________________________
                       Name of Registered Holder (Print)


________________________________________________________________________________
                                    Address

________________________________________________________________________________

NOTICE: The signature on the foregoing Conversion Form must correspond to the name as written upon the face of the Note in every particular, without alteration or enlargement or any change whatsoever.

                                   EXHIBIT B

                                  ASSIGNMENT

    (To be executed by the registered Holder desiring to transfer the Note)

     FOR VALUE RECEIVED, the undersigned Holder of the attached Note hereby sells, assigns and transfers unto the person or persons below named $_________ aggregate principal amount of 10% Convertible Subordinated Notes due December 31, 1999 (the "Note") of 800-U.S. SEARCH (the "Company") evidenced by the attached Note and does hereby irrevocably constitute and appoint _____________________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:                                   _____________________________
                                                  Signature

Fill in for new Holder of Note:


___________________________________________
               Name


___________________________________________
               Address


___________________________________________
 Please print name and address of assignee
     (including zip code number)

NOTICE:

The signature on the foregoing Assignment must correspond to the name as written upon the face of the attached Note in every particular, without alteration or enlargement or any change whatsoever.